UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28129	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5556 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 403-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 21, 2006, Discovery Partners filed a class action petition in the district court of Collin County, Texas against MetaSolv, Inc. (“MetaSolv”), Oracle Systems Corporation, Marine Acquisition Corporation and all of the directors of MetaSolv. In the petition, Discovery Partners alleges, among other things, that the MetaSolv directors breached their fiduciary duties to MetaSolv’s stockholders in approving the Agreement and Plan of Merger by and among MetaSolv, Oracle Systems Corporation and Marine Acquisition Corporation dated October 23, 2006 (the “Merger Agreement”), and that the proxy statement distributed to MetaSolv stockholders in connection with the special meeting of stockholders called for the purpose of considering and voting upon the Merger Agreement contains insufficient or misleading information. The petition seeks an injunction of MetaSolv’s planned merger and monetary damages. MetaSolv believes that the claims asserted in the petition are without merit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: November 28, 2006	By:	/s/ Jonathan K. Hustis
	Name:	Jonathan K. Hustis
	Title:	Executive Vice President – Legal, General Counsel and Corporate Secretary